Exhibit 24.1



                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints E. Robinson McGraw and Stuart R. Johnson, each of them severally, each of whom may act without joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments (including post-effective amendments) thereto, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with The Peoples Bank & Trust Company 401(k) Plan, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                            Title                       Date


/s/ E. Robinson McGraw         President and Chief Executive      April 2, 2003
--------------------------         Officer and Director
E. Robinson McGraw             (Principal Executive Officer)

/s/ Stuart R. Johnson             Chief Financial Officer         March 27, 2003
--------------------------       (Principal Financial and
Stuart R. Johnson                    Accounting Officer)

/s/ William M. Beasley                   Director                 March 31, 2003
--------------------------
William M. Beasley

/s/ George H. Booth, II                  Director                 March 29, 2003
--------------------------
George H. Booth, II

/s/ Frank B. Brooks                      Director                 March 31, 2003
--------------------------
Frank B. Brooks

/s/ John M. Creekmore                    Director                 March 31, 2003
--------------------------
John M. Creekmore

/s/ Marshall H. Dickerson                Director                 March 29, 2003
--------------------------
Marshall H. Dickerson

/s/ Eugene B. Gifford, Jr.               Director                 March 29, 2003
--------------------------
Eugene B. Gifford, Jr.

/s/ Richard L. Heyer, Jr.                Director                 March 29, 2003
--------------------------
Richard L. Heyer, Jr.

/s/ Robert C. Leake                      Director                 March 31, 2003
--------------------------
Robert C. Leake

/s/ J. Niles McNeel                      Director                 March 31, 2003
--------------------------
J. Niles McNeel

/s/ C. Larry Michael                     Director                 March 31, 2003
--------------------------
C. Larry Michael

/s/ Theodore S. Moll                     Director                 March 29, 2003
--------------------------
Theodore S. Moll

/s/ John W. Smith                        Director                 April 2, 2003
--------------------------
John W. Smith

/s/ H. Joe Trulove                       Director                 April 1, 2003
--------------------------
H. Joe Trulove

/s/ J. Heywood Washburn                  Director                 March 31, 2003
--------------------------
J. Heywood Washburn

/s/ Robert H. Weaver                     Director                 April 4, 2003
--------------------------
Robert H. Weaver

/s/ J. Larry Young                       Director                 April 6, 2003
--------------------------
J. Larry Young